Exhibit 99.1

Phoenix Footwear Group, Inc.

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PHOENIX FOOTWEAR ANNOUNCES PRELIMINARY FIRST

QUARTER 2008 FINANCIAL RESULTS AND FISCAL 2007

RESULTS

Carlsbad, California, April 14, 2008 — Phoenix Footwear Group, Inc. (AMEX: PXG), a multi-brand footwear and accessories company, announced consolidated results on a preliminary basis for the first quarter of fiscal 2008 and its fourth quarter and full year results for the fiscal year ended December 29, 2007.

“Fiscal 2007 was an important transitional time for our Company, and we are very pleased with the success we achieved in executing each aspect of our revitalization plan,” commented Cathy Taylor, Phoenix Footwear’s Chief Executive Officer. “During the year, we significantly strengthened our management team, invested additional resources in our product design, and improved our sourcing and procurement capabilities, which are resulting in noticeable improvements in gross margins and accelerated growth across multiple brands. Additionally, we have dramatically improved our balance sheet, increasing our tangible net worth by over $30 million, increasing our working capital by over $28 million and repaying the majority of our bank debt. We are confident that the strengthened and focused portfolio of our remaining product lines, as well as the dramatically improved capital structure, position us well for supporting our growth plans and creating value for our shareholders in 2008 and beyond.”

First Quarter 2008 Preliminary Results and Financial Guidance

On a preliminary basis, for the first quarter ended March 29, 2008, the Company expects the following positive financial results:

•	Net sales from continuing operations to increase 3% to $21.9 million year-over-year. During the first quarter, all of the Company’s brands posted positive growth, except for a 4% decrease in Chambers.

•	Gross margins improvement of 1000 basis points sequentially to 36.1%. The Company expects further sequential improvements in gross margins throughout the remainder of the fiscal year.

•	Positive EBITDA for the first quarter of 2008.

•

Significant progress toward refinancing its revolving credit facility with Wells Fargo pursuant to a term sheet which provides for interest at LIBOR plus 2.4%, or prime minus 0.25% for an effective interest rate of 5% based upon today’s rates. The Company is working to satisfy closing conditions. The facility is expected to be in place no later than mid-2008.

•	Funded bank debt, net of cash, down to $8.9 million on March 29, 2008.

For fiscal year 2008, the Company reiterates its previously issued guidance of net sales of between $95 million to $100 million and income from continuing operations of between $2.0 million to $2.5 million.

“Looking ahead, we remain optimistic about our future opportunities. We are very excited about the all-door program at Nordstrom’s for Tommy Bahama and believe this brand is well positioned to maintain significant double digit growth throughout the year. Initial reaction to our newly redesigned line of H.S. Trask, which was introduced at the FFANY shoe show in February, is very encouraging. A new higher price point extension of our Trotter label, “The Z Collection,” is now in the market and performing in line with our initial expectations. Additionally, we expect that Chambers should return to positive growth in the second half of the year. With these exciting developments underway, we believe Phoenix Footwear is well positioned to expand sales within its addressable market and to continue on track for profitable growth,” continued Ms. Taylor.

Fourth Quarter 2007 Results

For the fourth quarter ended December 29, 2007, the Company reported the following financial results:

•

Net sales from continuing operations decreased 3.2% to $19.4 million, compared to $20.1 million for the fourth quarter of fiscal 2006. Sales of Tommy Bahama products grew by 99% for the quarter. The Company also generated sales growth in its Trotters and SoftWalk lines. Sales of H.S. Trask shrank as a result of a large closeout sale in 2006 which did not reoccur in 2007. Sales of Chambers decreased for the quarter reflecting a challenging retail environment in the ladies segment.

•	Gross margin from continuing operations expanded 760 basis points to 26.1%, compared to 18.5% for the fourth quarter of fiscal 2006 due to fewer closeouts and improved sourcing operations.

•

Net loss for the quarter totaled $11.9 million, or $1.48 per share, on 8.0 million weighted-average shares outstanding. This loss includes non-cash charges of $6.0 million in goodwill impairments and a tax valuation allowance of $7.3 million. In addition, the Company expensed $576,000 during the quarter for severance relating to its previously announced staffing reductions. This compares to net loss of $23.4 million, or $2.95 per share, on 7.9 million weighted-average shares outstanding, for the fourth quarter of fiscal 2006.

•

Tangible net worth increased by $30.3 million to $19.6 million at year end. Net working capital increased by $28.3 million to $18.7 million at year end. Funded bank debt, net of cash, stood at $8.9 million on March 29, 2008.

Cathy Taylor concluded, “While our consolidated growth for the fourth quarter was a negative 3.2%, we are very pleased by the progress and performance of majority of our brands in a very challenging retail environment. As we successfully completed the re-design and re-launch of Tommy Bahama, the division posted the second consecutive quarter of doubling sales. Both Trotters and SoftWalk performed well and maintained positive momentum into the first quarter. We have also recently seen positive growth from H.S. Trask and believe this trend will continue for the balance of the year. We are especially thrilled to have James Clopton join our team as President of the Tommy Bahama and H.S. Trask divisions. As a 30-year industry veteran, he possesses the right set of skills to build on the current strength of these brands and continue to drive their profitable growth.”

Full-Year 2007 Results

For the fiscal year ended December 29, 2007, the Company reported the following financial results:

•

Net sales from continuing operations decreased 5.3% to $82.9 million, compared to $87.5 million for fiscal 2006. The decline was primarily attributable to a 31.2% decrease in H.S. Trask and a decrease in Chambers, which were partially offset by a 9.4% increase in Trotters.

•

Gross margin from continuing operations were 31.0%, compared to 32.2% for fiscal 2006. The decrease was attributable to costs related to the migration of sourcing activities to China and exiting of the American Red Cross license.

•	Operating expenses increased 5.6% to $41.4 million, or 50% of net sales, compared to $39.2 million, or 44.8% of net sales, in fiscal 2006.

•	Combined gain from the divestiture of the Royal Robbins and Altama brands of $14.7 million, net of taxes.

•

Net loss was $1.3 million, or $0.17 per share, compared to net loss of $20.4 million, or $2.58 per share, for the fiscal 2006. Non recurring charges included in total expenses for 2007 include the following:

•	$1.0 million related to the discontinuation of the American Red Cross licenses
•	$1.2 million in direct expenses related to the migration of the Company’s sourcing operations to China
•	$1.0 million in severance costs and S-O-X related expenses
•	$6.0 million related to the non-cash impairment of goodwill
•	$7.3 million in non-cash tax valuation allowances

Balance Sheet and Liquidity

As of December 29, 2007, the Company had $2.4 million in cash and cash equivalents, $18.7 million in working capital, and $22.7 million in bank debt. This compares to $0.8 million in cash and cash equivalents, $9.5 million of working capital deficit and $54.0 million in bank debt as of December 30, 2006. As mentioned above, debt was further reduced, net of cash, to $8.9 million as of March 29, 2008.

While the Company has made significant progress on refinancing its remaining debt, in the absence of such refinancing or other transaction, the Company would not be able to pay the bank debt if it was accelerated. Based on this, the Company’s registered independent public accountants have included a going concern qualification in its report on the financial statements that are part of the Company’s Annual Report on Form 10-K that is being filed with the Securities and Exchange Commission. This announcement of a qualification is being made in compliance with American Stock Exchange Company Guide section 610(b).

The preceding statements regarding Phoenix Footwear’s expected financial performance and condition are based on current information and expectations, and actual results may differ materially. Phoenix Footwear can give no assurances that such expectations will prove correct. These statements do not include the potential impact of any future mergers, acquisitions or other business combinations that may be completed. Phoenix Footwear makes these statements as of today and undertakes no obligation to update this information based on actual results during the period or changes in assumptions or estimates or other changes in the period. While it is currently expected that these business outlook statements will not be updated prior to the release of Phoenix Footwear’s fiscal 2008 earnings announcement, Phoenix Footwear reserves the right to update the outlook for any reason during the year, including the occurrence of material events.

Fourth Quarter and Full Year 2007 Conference Call

Phoenix Footwear will host a conference call to discuss the fourth quarter and full year 2007 results today at 4:30 p.m. Eastern Time. To participate in the conference call, investors should dial 800-762-9441 ten minutes prior to the scheduled start time. International callers should dial 480-629-9041. If you are unable to participate in the live call, a replay will be available beginning Monday, April 14, at 6:30 p.m. Eastern Time, through Monday, April 21, at midnight Eastern Time. To access the replay, dial 800-406-7325 (passcode: 3865836). International callers should dial 303-590-3030 and use the same passcode. The call will also be broadcast live over the Internet and can be accessed on the Investor section of Phoenix Footwear's website at www.phoenixfootwear.com. For those unable to participate during the live broadcast, the webcast will be archived.

About Phoenix Footwear Group, Inc.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, designs, develops and markets a diversified selection of men's and women's dress and casual footwear, belts, and other accessories. Phoenix Footwear's brands and licenses include Tommy Bahama Footwear®, Trotters®, SoftWalk®, H.S. Trask®, Chambers Belts® and Wranglers. Emphasizing quality, fit and traditional and authentic designs, these brands are primarily sold through department stores, specialty retailers, mass merchants and catalogs. Phoenix Footwear Group, Inc. is traded on the American Stock Exchange under the symbol PXG.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements the Phoenix Footwear's ability to obtain a replacement revolving credit facility, the future growth and performance of individual brands, Phoenix Footwear's expected financial performance and condition, and outlook for fiscal 2008 and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," "projects," "seeks," "exploring, " or similar expressions. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in Phoenix Footwear's Annual Report on Form 10-K for the fiscal year ended December 29, 2007 filed with the Securities and Exchange Commission (the "SEC"), and in any subsequent reports filed with the SEC, all of which are available at the SEC's website at http://www.sec.gov. These include without limitation: Phoenix Footwear's ability to obtain a new revolving credit facility; risk associated with claims arising from past divestitures, including indemnification claims; risks associated with future acquisitions, including potential dilution and integration issues; the concentration of Phoenix Footwear's sales to a relatively small group of customers; changing consumer preferences and fashion trends; Phoenix’s ability to execute on its growth strategies; competition from other companies in Phoenix Footwear's markets; the potential financial instability of Phoenix Footwear's customers; Phoenix Footwear's ability to protect its intellectual property rights; the risk of losing third party trademark licenses; Phoenix Footwear's ability to manage inventory levels; fluctuations in its financial results as a result of the seasonality in its business; the risks of doing business in international markets; Phoenix Footwear's reliance on independent manufacturers; disruptions in Phoenix Footwear's manufacturing system; the loss of one or more senior executives; fluctuations in the price, availability and quality of raw materials; a decline in general economic conditions; and, the possibility of impairment charges resulting from future adjustments to the value of goodwill recorded in connection with past or future acquisitions. Although Phoenix Footwear believes that the assumptions underlying the forward- looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward- looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. All forward-looking statements included in this press release are based on Phoenix Footwear's current expectations and projections about future events, based on information available at the time of the release, and Phoenix Footwear assumes no obligation to update any forward-looking statements.

Contacts:
Scott Sporrer	Andrew Greenebaum / Lena Adams
Interim Chief Financial Officer	ICR, Inc.
Phoenix Footwear Group, Inc.	(310) 954-1100
(760) 602-9688	agreenebaum@icrinc.com or ladams@icrinc.com

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Phoenix Footwear Group, Inc. Consolidated Condensed Statement of Operations (In thousands, except share and per share data)
	For the Quarter Ended				For the Twelve Months Ended
	December 29 2007		December 30 2006		December 29 2007		December 30 2006
Net sales	$19,409	100.0%	$20,055	100.0%	$82,871	100.0%	$87,476	100.0%
Cost of goods sold	14,337	73.9%	16,340	81.5%	57,215	69.0%	59,265	67.8%

Gross profit	5,072	26.1%	3,715	18.5%	25,656	31.0%	28,211	32.2%

Operating expenses:
Selling and administrative expenses	9,037	46.6%	7,928	39.5%	33,484	40.4%	30,119	34.4%
Non cash 401k stock grant compensation	134	0.7%	164	0.8%	534	0.6%	653	0.7%
Amortization	228	1.2%	243	1.2%	903	1.1%	959	1.1%
Intangible Impairment Charge	6,034	31.1%	6,558	32.7%	6,034	7.3%	6,558	7.5%
Other expense (income), net	479	2.5%	12	-%	451	0.5%	916	1.0%

Total operating expenses	15,912	82.0%	14,905	74.3%	41,406	50.0%	39,205	44.8%

Loss from operations	(10,840)	-55.9%	(11,190)	-55.8%	(15,750)	-19.0%	(10,994)	-12.6%
Interest expense	295		341		1,402		1,462

Loss before income taxes and discontinued operations	(11,135)	-57.4%	(11,531)	-57.5%	(17,152)	-20.7%	(12,456)	-14.2%
Income tax expense (benefit)	1,655		(3,398)		(559)		(3,516)

Loss before discontinued operations	(12,790)	-65.9%	(8,133)	-40.6%	(16,593)	-20.0%	(8,940)	-10.2%
Income (loss) from discontinued operations, net of tax	899	4.6%	(15,276)	-76.2%	15,249	18.4%	(11,438)	-13.1%

Net loss	$(11,891)	-61.3%	$(23,409)	-116.7%	$(1,344)	-1.6%	$(20,378)	-23.3%

(Loss) earnings per common share:

Basic
Continuing operations	$(1.59)		$(1.02)		$(2.07)		$(1.13)
Discontinued operations	0.11		(1.93)		1.90		(1.45)

Net loss	$(1.48)		$(2.95)		$(0.17)		$(2.58)

Diluted
Continuing operations	$(1.59)		$(1.02)		$(2.07)		$(1.13)
Discontinued operations	$0.10		(1.93)		$1.73		(1.45)
Net loss	$(1.48)		$(2.95)		$(0.17)		$(2.58)

Weighted-average shares outstanding:
Basic	8,044,871		7,927,265		8,030,539		7,911,050
Diluted	8,672,857		7,927,265		8,791,335		7,911,050

Phoenix Footwear Group, Inc.

Consolidated Condensed Balance Sheets

(In thousands)

	As of December 29, 2007	As of December 30, 2006
ASSETS

Current assets:
Cash and cash equivalents	$2,355	$752
Accounts receivable, net	14,323	15,299
Inventories, net	19,874	18,920
Notes receivable	13,303	—
Income taxes receivable	2,657	2,503
Other current assets	1,661	3,205
Current assets of discontinued operations	—	19,802

Total current assets	54,173	60,481

Property, plant & equipment, net	1,996	2,240
Goodwill & unamortizable intangibles	6,190	11,064
Intangible assets, net	5,268	7,334
Other assets	50	50
Deferred income tax asset	—	540
Long-term assets of discontinued operations	—	26,263

	$67,677	$107,972

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,032	$7,509
Accrued expenses	3,833	2,336
Notes payable - current	22,666	53,966
Other liabilities	1,467	1,054
Income taxes payable	444	82
Liabilities of discontinued operations	—	5,063

Total current liabilities	35,442	70,010

Other long term liabilities	1,127	1,419
Deferred income tax liability	21	—
Long-term liabilities of discontinued operations	—	4,699

Total liabilities	36,590	76,128

Stockholders’ equity	31,087	31,844

	$67,677	$107,972